SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) NOVEMBER 19, 2002

                                  I-TRACK, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                     333-49388              91-1966948
(State or other jurisdiction of       (Commission           (IRS Employer
        incorporation)                File Number)        Identification No.)


      3031 COMMERCE DRIVE, BUILDING B, FORT GRATIOT, MICHIGAN     48058
             (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code: (810)469-3500

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)















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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

       Not Applicable.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

       Not Applicable.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

       Not Applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       Not Applicable.

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

       On November 19, 2002, the board of directors of the registrant approved a 1-for-20 reverse stock split of its common stock. The reverse stock split is to be implemented upon the close of business on November 30, 2002. At that time, each 20 shares of common stock existing prior thereto shall be converted into one share of common stock. In lieu of fractional shares, the registrant shall issue an additional fraction of a share as is necessary to increase the fractional share to a full share. The registrant will not be requiring a mandatory exchange of stock certificates by its shareholders.

       Prior to the reverse split, 23,696,900 shares are issued and outstanding. After the reverse split, 1,184,845 shares will be outstanding, without giving effect to any rounding. The registrant also reduced the number of authorized shares of common stock from 50,000,000 to 2,500,000.

       The new CUSIP number for the post-reverse split common stock is 45069W 30
       0. The new trading symbol for the post-reverse split common stock is ITCK.

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS

       Not Applicable.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

       (a)      Financial statements of businesses acquired:  Not applicable

       (b)      Pro forma financial information: Not applicable.


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       (c)      Exhibits:

       REGULATION S-B NUMBER                      DOCUMENT
               3.1               Certificate of Change Pursuant to NRS 78.209

ITEM 8.    CHANGE IN FISCAL YEAR

       Not Applicable.

ITEM 9.    REGULATION FD DISCLOSURE

       Not Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      I-TRACK, INC.



Date: November 26, 2002               By: /s/ PETER W. FISHER
     --------------------                ---------------------------------------
                                              Peter W. Fisher, Chairman








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